Exhibit (h.5)

TRANSFER AGENCY AGREEMENT

THIS AGREEMENT made as of the 20th day of November, 2002 by and between ICAP FUNDS, INC., a Maryland corporation having its principal place of business at 225 West Wacker Drive, Suite 2400, Chicago, Illinois, 60606 (the “Corporation”), and UMB Fund Services, Inc., a Wisconsin corporation, having its principal place of business at 803 West Michigan Street, Suite A, Milwaukee, Wisconsin, 53233 (“UMBFS”):

WITNESSETH:

WHEREAS, the Corporation is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management investment company and is authorized to issue shares of common stock (“Shares”) in separate series with each such series representing the interests in a separate portfolio of securities and other assets;

WHEREAS, the Corporation desires to retain UMBFS to render the transfer agency and other services contemplated hereby with respect to each of the investment portfolios of the Corporation as are listed on Exhibit A hereto and any additional investment portfolios the Corporation and UMBFS may agree upon and include on Exhibit A as such Exhibit may be amended from time to time (such investment portfolios and any additional investment portfolios are individually referred to as a “Fund” and collectively the “Funds”), and UMBFS is willing to render such services.

NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

ARTICLE I

APPOINTMENT OF TRANSFER AGENT

A.

Appointment.  The Corporation hereby constitutes and appoints UMBFS as transfer agent and dividend disbursing agent of all the Shares of the Funds during the period of this Agreement, and UMBFS hereby accepts appointment as transfer agent and dividend disbursing agent and agrees to perform the duties thereof as hereinafter set forth.

B.

Documents/Records.

1.

In connection with such appointment, the Corporation shall deliver the following documents to UMBFS:

a)

A copy of the Articles of Incorporation of the Corporation and all amendments thereto certified by the Secretary of the Corporation;

b)

A copy of the By-Laws of the Corporation certified by the Secretary of the Corporation;

c)

A copy of the resolutions of the Board of Directors of the Corporation certified by the Secretary of the Corporation appointing UMBFS and authorizing the execution of this Transfer Agency Agreement on behalf of the Funds and designating certain persons to sign stock certificates and give written or oral instructions and requests on behalf of the Funds;

d)

A certificate signed by the Secretary of the Corporation specifying:  the number of authorized Shares and the number of such authorized Shares issued and currently outstanding; the names and specimen signatures of the officers of the Corporation authorized to sign written stock certificates and the individuals authorized to provide oral instructions and to sign written instructions and requests; and the name and address of the legal counsel for the Funds;

e)

In the event the Corporation issues Share certificates, specimen Share certificates for each Fund in the form approved by the Board of Directors of the Corporation (and in a format compatible with UMBFS’ operating system), together with a Certificate signed by the Secretary of the Corporation as to such approval;

f)

Copies of the Corporation’s Registration Statement, as amended to date, and the most recently filed Post-Effective Amendment thereto, filed by the Corporation with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “1933 Act”), and under the 1940 Act, as amended, together with any applications filed in connection therewith; and

g)

Opinion of counsel for the Corporation with respect to the Corporation’s organization and existence under the laws of its state of organization, the validity of the authorized and outstanding Shares, whether such Shares are fully paid and non-assessable and the status of such Shares under the 1933 Act, and any other applicable federal law or regulation (i.e., if subject to registration, that they have been registered and that the Registration Statement has become effective or, if exempt, the specific grounds therefor.)

2.

The Corporation agrees to deliver or to cause to be delivered to UMBFS in Milwaukee, Wisconsin, at the Corporation’s expense, all of its shareholder account records relating to the Funds in a format acceptable to UMBFS.

C.

Scope of Appointment.

1.

UMBFS, utilizing the Phoenix Systems Funds/NetÔ Shareholder Accounting System (the “System”), a computerized data processing recordkeeping system for securityholder accounting, shall perform the transfer agent and dividend disbursing agent services described on Exhibit B hereto.  To the extent that a Fund requests UMBFS to perform any additional services in a manner not consistent with UMBFS’ then current utilization of the System or UMBFS’ usual processing procedures, UMBFS and the Fund shall mutually agree as to the services to be accomplished, the manner of accomplishment and the compensation to which UMBFS shall be entitled with respect thereto.

2.

UMBFS may, in its discretion, appoint in writing other parties qualified to perform transfer agency and shareholder services reasonably acceptable to the Funds (individually, a “Sub-transfer Agent”) to carry out some or all of its responsibilities under this Agreement with respect to a Fund; provided, however, that unless the Fund shall enter into a written agreement with such Sub-transfer Agent, the Sub-transfer Agent shall be the agent of UMBFS and not the agent of the Corporation or such Fund and, in such event UMBFS shall be fully responsible for the acts or omissions of such Sub-transfer Agent and shall not be relieved of any of its responsibilities hereunder by the appointment of such Sub-transfer Agent.

3.

Subject to UMBFS’ duty to act in good faith with respect to the services described in this Agreement, UMBFS shall have no duties or responsibilities whatsoever hereunder except such duties and responsibilities as are specifically set forth in this Agreement, and no covenant or obligation shall be implied in this Agreement against UMBFS.

ARTICLE II

COMPENSATION & EXPENSES

A.

Compensation.  In consideration for its services hereunder as transfer agent and dividend disbursing agent, the Corporation, on behalf of each Fund will pay to UMBFS such compensation as shall be set forth in a separate fee schedule to be agreed to by the Corporation and UMBFS from time to time.  A copy of the initial fee schedule is attached hereto as Exhibit C.

B.

Expenses.  The Corporation, on behalf of the Funds also agrees to promptly reimburse UMBFS for all reasonable out-of-pocket expenses or disbursements incurred by UMBFS in connection with the performance of services under this Agreement including, but not limited to, expenses for postage, express delivery services, freight charges, envelopes, checks, drafts, forms (continuous or otherwise), specially requested reports and statements, telephone calls, telegraphs, stationery supplies, outside printing and mailing firms, magnetic tapes, reels or cartridges (if sent to a Fund or to third party at the Fund’s request) and magnetic tape handling charges, off-site record storage, media for storage of records (e.g., microfilm, microfiche, optical platters, computer tapes), computer equipment installed at a Fund’s request at the Fund’s or a third party’s premises, telecommunications equipment, telephone/telecommunication lines between a Fund and its agents, on one hand, and UMBFS on the other, proxy soliciting, processing and/or tabulating costs, second site backup computer facility, transmission of statement data for remote printing or processing, and transaction fees to the extent any of the foregoing are paid by UMBFS.  Such expenses shall not include personnel changes except with the prior written approval of an Officer (as hereinafter defined).  The Corporation agrees to pay postage expenses in advance if so requested by UMBFS.  In addition, any other expenses incurred by UMBFS at the written request or with the written consent of the Corporation will be promptly reimbursed by the Corporation.

C.

Payment Procedures.

1.

Amounts due hereunder shall be due and paid by the Corporation, on behalf of the respective Fund on or before the thirtieth (30th) day after the date of the statement therefor (the “Due Date”).  The Corporation is aware that its failure to pay all amounts in a timely fashion so that they will be received by UMBFS on or before the Due Date will give rise to costs to UMBFS not contemplated by this Agreement, including but not limited to carrying, processing and accounting charges.  Accordingly, in the event that any amounts due hereunder are not received by UMBFS by the Due Date, the Corporation shall pay a late charge equal to one percent (1.0%) per month or the maximum amount permitted by law, whichever is less, until paid in full.  In addition, the Corporation shall pay reasonable attorney’s fees and court costs of UMBFS if any amounts due UMBFS are collected by or through an attorney.  The parties hereby agree that such late charge represents a fair and reasonable computation of the costs incurred by reason of late payment or payment of amounts not properly due.  Acceptance of such late charge shall in no event constitute a waiver of the Corporation’s default or prevent the non-defaulting party from exercising any other rights and remedies available to it.

2.

In the event that any charges are disputed, the Corporation shall, on or before the Due Date, pay all undisputed amounts due hereunder and notify UMBFS in writing of any disputed charges for out-of-pocket expenses which it is disputing in good faith.  Payment for such disputed charges shall be due on or before the close of the fifth (5th) business day after the day on which UMBFS provides to the Corporation documentation which an objective observer would agree reasonably supports the disputed charges (the “Revised Due Date”).  Late charges shall not begin to accrue as to charges disputed in good faith until the first day after the Revised Due Date.

ARTICLE III

PROCESSING AND PROCEDURES

A.

Issuance, Redemption and Transfer of Shares

1.

UMBFS acknowledges that it has received a copy of the Funds’ Prospectus, which Prospectus describes how sales and redemption of shares of each Fund shall be made and UMBFS agrees to accept purchase orders and redemption requests with respect to Fund shares on each Fund Business Day in accordance with such Prospectus.  “Fund Business Day” shall be deemed to be each day on which the New York Stock Exchange is open for trading, and “Prospectus” shall mean the last Fund prospectus actually received by UMBFS from the Funds with respect to which the Funds have indicated a registration statement under the 1933 Act has become effective, including the Statement of Additional Information, incorporated by reference therein.

2.

On each Fund Business Day UMBFS shall, as of the time at which the Funds compute the net asset value of each Fund, issue to and redeem from the accounts specified in a purchase order or redemption request, which in accordance with the Prospectus is effective on such day, the appropriate number of full and fractional Shares based on the net asset value per Share of such Fund specified in an advice received on such Fund Business Day from or on behalf of the Fund.

3.

Upon the issuance of any Shares in accordance with this Agreement, UMBFS shall not be responsible for the payment of any original issue or other taxes required to be paid by a Fund in connection with such issuance of any Shares.

4.

UMBFS shall not be required to issue any Shares after it has received from an Officer of the Corporation or from an appropriate federal or state authority written notification that the sale of Shares has been suspended or discontinued, and UMBFS shall be entitled to rely upon such written notification.  “Officer” shall be deemed to be the Corporation’s President, any Vice President, Secretary, Treasurer, Controller, any Assistant Controller, any Assistant Treasurer and any Assistant Secretary of the Corporation, and any other person duly authorized by the Board of Directors of the Corporation to execute any certificate, instruction, notice or other instrument or provide oral instructions on behalf of the Corporation and disclosed in writing to UMBFS, as such individuals may be amended from time to time and disclosed in writing to UMBFS, and any person reasonably believed by UMBFS to be such a person.

5.

Upon receipt of a proper redemption request and monies paid to it by the Custodian in connection with a redemption of Shares, UMBFS shall cancel the redeemed Shares and after making appropriate deduction for any withholding of taxes required of it by applicable law, make payment in accordance with the Funds’ redemption and payment procedures described in the Prospectus.

6.

(a)

Except as otherwise provided in sub-paragraph (b) of this paragraph, Shares will be transferred or redeemed upon presentation to UMBFS of Share certificates, if any, or instructions properly endorsed for transfer or redemption, accompanied by such documents as UMBFS deems necessary to evidence the authority of the person making such transfer or redemption, and bearing satisfactory evidence of the payment of stock transfer taxes.  UMBFS reserves the right to refuse to transfer or redeem Shares until it is satisfied that the endorsement on the stock certificate, if any, or instructions is valid and genuine, and for that purpose it will require, unless otherwise instructed by an Officer or except as provided in sub-paragraph (b) of this paragraph, a guarantee of signature by an “Eligible Guarantor Institution” as that term is defined by SEC Rule 17Ad-15.  UMBFS also reserves the right to refuse to transfer or redeem Shares until it is satisfied that the requested transfer or redemption is legally authorized, and it shall incur no liability for the refusal, in good faith, to make transfers or redemptions which UMBFS, in its judgment, deems improper or unauthorized, or until it is satisfied that there is no basis to any claims adverse to such transfer or redemption.  UMBFS may, in effecting transfers and redemptions of Shares, rely upon those provisions of the Uniform Act for the Simplification of Fiduciary Security Transfers or the Uniform Commercial Code, as the same may be amended from time to time, applicable to the transfer of securities, and the applicable Fund or Funds shall indemnify UMBFS for any act done or omitted by it in good faith in reliance upon such laws.  In no event will a Fund indemnify UMBFS for any act done by it as a result of willful misfeasance, bad faith, negligence or reckless disregard of its duties.

(b)

Notwithstanding the foregoing or any other provision contained in this Agreement to the contrary, UMBFS shall be fully protected by the Funds in not requiring any instruments, documents, assurances, endorsements or guarantees, including, without limitation, any signature guarantees, in connection with a redemption, or transfer, of Shares whenever UMBFS reasonably believes that requiring the same would be inconsistent with the transfer and redemption procedures as described in the Prospectus.

7.

Notwithstanding any provision contained in this Agreement to the contrary, UMBFS shall not be required or expected to require, as a condition to any transfer of any Shares pursuant to paragraph 6 of this Article or any redemption of any Shares pursuant to a computer tape or electronic data transmission, any documents to evidence the authority of the person requesting the transfer or redemption and/or the payment of any stock transfer taxes, unless UMBFS has some basis upon which to question said authority, and shall be fully protected in acting in accordance with the applicable provisions of this Article.

8.

In connection with each purchase and each redemption of Shares, UMBFS shall send such statements as are prescribed by the Federal securities laws applicable to transfer agents or as described in the Prospectus.  If the Prospectus indicates that certificates for Shares are available and if specifically requested in writing by any shareholder, or if otherwise required hereunder, UMBFS will countersign, issue and mail to such shareholder at the address set forth in the records of UMBFS a Share certificate for any full Share requested.

9.

On each Fund Business Day UMBFS shall supply the Funds with a statement specifying with respect to the immediately preceding Fund Business Day:  the total number of Shares of each Fund (including fractional Shares) issued and outstanding at the opening of business on such day; the total number and the dollar amount of Shares of each Fund sold on such day; the total number of Shares of each Fund and the dollar amount redeemed from Shareholders by UMBFS on such day; and the total number of Shares of each Fund issued and outstanding at the close of business on such day.  UMBFS shall use its best efforts to supply such statement to the Funds by 9:00 a.m. C.S.T. on each Fund Business Day.

10.

UMBFS upon written notice to the Funds may establish such additional procedures, rules and regulations governing the transfer or registration of Share certificates, if any, or the purchase, redemption or transfer of Shares, as it may deem advisable and consistent with such rules and regulations generally adopted by mutual fund transfer agents.

B.

Dividends and Distributions.

1.

The Corporation shall furnish to UMBFS a copy of a resolution of its Board of Directors, certified by the Secretary or any Assistant Secretary, either (i) setting forth the date of the declaration of a dividend or distribution, the date of accrual or payment, as the case may be, thereof, the record date as of which shareholders entitled to payment, or accrual, as the case may be, shall be determined, the amount per Share of such dividend or distribution, the payment date on which all previously accrued and unpaid dividends are to be paid, and the total amount, if any, payable to UMBFS on such payment date, or (ii) authorizing the declaration of dividends and distributions on a daily or other periodic basis and authorizing UMBFS to rely on a Certificate, signed by any Officer, setting forth the information described in subsection (i) of this paragraph.

2.

In connection with a reinvestment of a dividend or distribution of Shares of a Fund, UMBFS shall as of each Fund Business Day, as specified in a Certificate or resolution described in paragraph 1, issue Shares of the Fund based on the net asset value per Share of such Fund specified in an advice received from or on behalf of the Fund on such Fund Business Day.

3.

Upon the mail date specified in such Certificate or resolution, as the case may be, the Corporation shall, in the case of a cash dividend or distribution, cause the Custodian to deposit in an account in the name of UMBFS on behalf of the Funds, an amount of cash, if any, sufficient for UMBFS to make the payment, as of the mail date, specified in such Certificate or resolution, as the case may be, to the Shareholders who were of record on the record date.  UMBFS will, upon receipt of any such cash, make payment of such cash dividends or distributions to the shareholders of record as of the record date.  UMBFS shall not be liable for any improper payments made in good faith and without negligence, in accordance with a Certificate or resolution described in paragraph 1.  If UMBFS shall not receive from the Custodian sufficient cash to make payments of any cash dividend or distribution to all shareholders of a Fund as of the record date, UMBFS shall, upon prompt notification to the Funds, withhold payment to all shareholders of record as of the record date until sufficient cash is provided to UMBFS.

4.

It is understood that UMBFS in its capacity as transfer agent and dividend disbursing agent shall in no way be responsible for the determination of the rate or form of dividends or capital gain distributions due to the shareholders pursuant to the terms of this Agreement.  It is expressly agreed and understood that UMBFS is not liable for any loss as a result of processing a distribution based on information provided in the Certificate that is incorrect.  The Funds agree to pay UMBFS for any and all costs, both direct and out-of-pocket expenses, incurred in such corrective work as necessary to remedy such error, provided that UMBFS has acted in good faith and without negligence.

5.

It is understood that UMBFS shall file such appropriate information returns concerning the payment of dividend and capital gain distributions with the proper federal, state and local authorities as are required by law to be filed by the Funds but shall in no way be responsible for the collection or withholding of taxes due on such dividends or distributions due to shareholders, except and only to the extent, required by applicable law.

C.

Authorization and Issuance of Shares.

1.

The Corporation shall deliver to UMBFS the following documents on or before the effective date of any increase or decrease in the total number of Shares authorized to be issued:

(a)

A certified copy of the amendment to the Articles of Incorporation giving effect to such increase or decrease;

(b)

In the case of an increase, an opinion of counsel for the Corporation with respect to the validity of the Shares and the status of such Shares under the 1933 Act, and any other applicable law or regulation (i.e., if subject to registration, that they have been registered and that the Registration Statement has become effective or, if exempt, the specific grounds therefor); and

(c)

In the case of an increase, if the appointment of UMBFS was theretofore expressly limited, a certified copy of a resolution of the Board of Directors of the Corporation increasing the authority of UMBFS.

2.

Prior to the issuance of any additional Shares pursuant to stock dividends or stock splits, etc., and prior to any reduction in the number of shares outstanding, the Fund shall deliver the following documents to UMBFS:

(a)

A certified copy of the resolution(s) adopted by the Board of Directors of the Corporation and/or the shareholders of the Fund or Funds effected thereby, authorizing such issuance of additional Shares or such reduction, as the case may be, and

(b)

An opinion of counsel for the Corporation with respect to the validity of the Shares and the status of such Shares under the 1933 Act, and any other applicable federal law or regulation (i.e., if subject to registration, that they have been registered and that the Registration Statement has become effective, or, if exempt, the specific grounds therefor).

D.

Recapitalization or Capital Adjustment.

1.

In the case of any negative stock split, recapitalization or other capital adjustment requiring a change in the form of Share certificates, UMBFS will issue Share certificates in the new form in exchange for, or upon transfer of, outstanding Share certificates in the old form, upon receiving:

(a)

A Certificate, signed by any Officer, authorizing the issuance of the Share certificates in the new form;

(b)

A certified copy of any amendment to the Articles of Incorporation with respect to the change;

(c)

In the event the Corporation issues Share certificates, specimen Share certificates for each class of Shares in the new form approved by the Board of Directors of the Corporation, with a Certificate signed by the Secretary of the Corporation as to such approval; and

(d)

An opinion of counsel for the Corporation with respect to the validity of the Shares in the new form and the status of such Shares under the 1933 Act, and any other applicable federal law or regulation (i.e., if subject to registration, that the Shares have been registered and that the Registration Statement has become effective or, if exempt, the specific grounds therefor.)

2.

In the event the Corporation issues Share certificates, the Corporation at its expense shall furnish UMBFS with a sufficient supply of blank Share certificates in the new form and from time to time will replenish such supply upon the request of UMBFS.  Such blank Share certificates shall be compatible with UMBFS’ system and shall be properly signed by facsimile or otherwise by Officers of the Corporation authorized by law or by the By-Laws to sign Share certificates and, if required, shall bear the corporate Seal or facsimile thereof.  The Corporation agrees to indemnify and exonerate, save and hold UMBFS harmless, from and against any and all claims or demands that may be asserted against UMBFS with respect to the genuineness of any Share certificate supplied to UMBFS pursuant to this section.

ARTICLE IV

CONCERNING THE CORPORATION

A.

Representations.  The Corporation represents and warrants to UMBFS that:

(a)

It is a corporation duly organized and existing under the laws of the State of Maryland.

(b)

It is empowered under applicable laws and by its Articles of Incorporation and By-Laws to enter into and perform this Agreement.

(c)

All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.

(d)

It is an investment company registered under the 1940 Act.

(e)

A registration statement under the 1933 Act, with respect to the Shares is effective.  The Corporation shall notify UMBFS if such registration statement or any state securities registrations have been terminated or a stop order has been entered with respect to the Shares.

B.

Covenants.

1.

The Corporation will file with UMBFS copies of all material amendments to its Articles of Incorporation and By-laws made after the date of this Agreement.  Each copy of the Articles of Incorporation of the Corporation and copies of all amendments thereto shall be certified by the Secretary of State (or other appropriate official) of the state of organization, and if such Articles of Incorporation and/or amendments are required by law also to be filed with a county or other officer or official body, a certificate of such filing shall be filed with a certified copy submitted to UMBFS.  Each copy of the By-Laws and copies of all amendments thereto, and copies of resolutions of the Board of Directors of the Fund, shall be certified by the Secretary of the Corporation.

2.

The Corporation shall promptly deliver to UMBFS written notice of any change in the Officers authorized to sign Share certificates, if any, notifications or requests, or provide oral instructions, together with a specimen signature of each new Officer.  In the event any Officer who shall have signed manually or whose facsimile signature shall have been affixed to blank Share certificates shall die, resign or be removed prior to issuance of such Share certificates, UMBFS may issue such Share certificates of the Corporation notwithstanding such death, resignation or removal, and the Corporation shall promptly deliver to UMBFS such approval, adoption or ratification as may be required by law.

3.

The Corporation shall deliver to UMBFS the Funds’ currently effective Prospectus and, for purposes of this Agreement, UMBFS shall not be deemed to have notice of any information contained in such Prospectus until five (5) business days after it is actually received by UMBFS.

4.

All requisite steps will be taken by the Corporation from time to time when and as necessary to register the Corporation’s shares for sale in all states in which Corporation’s shares shall at the time be offered for sale and require registration.  If at any time the Corporation receives notice of any stop order or other proceeding in any such state affecting such registration or the sale of the Corporation’s shares, or of any stop order or other proceeding under the federal securities laws affecting the sale of the Corporation’s shares, the Corporation will give prompt notice thereof to UMBFS.

5.

The Corporation will comply with all applicable requirements of the 1933 Act, the Securities Exchange Act of 1934, as amended (the “1934 Act”), the 1940 Act, and any laws, rules and regulations of governmental authorities having jurisdiction over the Corporation and its activities.

ARTICLE V

CONCERNING THE TRANSFER AGENT

A.

Representations.  UMBFS represents and warrants to the Corporation that:

(a)

It is a corporation duly organized and existing under the laws of the State of Wisconsin.

(b)

It is empowered under applicable law and by its Articles of Incorporation and By-laws to enter into and perform this Agreement.

(c)

All requisite proceedings have been taken to authorize it to enter into and perform this Agreement.

(d)

It is duly registered as a transfer agent under Section 17A of the 1934 Act.

B.

Limitation of Liability.

1.

UMBFS shall not be liable for any loss or damage, including counsel fees, resulting from its actions or omissions to act or otherwise, except for any loss or damage arising out of its bad faith, willful misfeasance, negligence or reckless disregard of its duties under this Agreement.

2.

UMBFS shall not be liable and shall be indemnified in acting upon any oral instructions, or any writing or document reasonably believed by it to be genuine and to have been signed or made, by an Officer or other person designated by the Corporation to act on behalf of the Funds and shall not be held to have any notice of any change of authority of any person until receipt of written notice thereof from the Corporation or such person.  It shall also be protected in processing Share certificates, if any, which bear the proper countersignature of UMBFS and which it reasonably believes to bear the proper manual or facsimile signature of the Officers.

3.

UMBFS shall not be liable to the Corporation with respect to any redemption draft on which the signature of the drawer is forged and which the Corporation’s custodian or cash management bank has advised UMBFS to honor the redemption; nor shall UMBFS be liable for any material alteration or absence or forgery of any endorsement, it being understood that UMBFS’ sole responsibility with respect to inspecting redemption drafts is to use reasonable care to verify the drawer’s signature against signatures on file.

4.

There shall be excluded from the consideration of whether UMBFS has been negligent or has breached this Agreement, any period of time, and only such period of time, during which UMBFS’ performance is materially affected, by reason of circumstances beyond its reasonable control (collectively, “Causes”), including, without limitation (except as provided below), (a) any interruption, loss, malfunction or breakdowns of equipment (including any alternative power supply, the System and other operating systems hardware or software) provided, however, that UMBFS shall use reasonable efforts to mitigate the adverse effects of any of the foregoing and shall use reasonable efforts to recommence services as promptly as possible; and (b) flood or catastrophe, acts of God or public enemy, failures of transportation, communication or power supply, strikes, inability to obtain labor, material, equipment or transportation, delay in mails, government or exchange action, statute, ordinance, rulings, regulations or direction, war, riot, emergency, civil disturbance, vandalism, explosions, labor disputes, freezes, fires, tornados, lockouts, work stoppages or other similar circumstances.

5.

IN NO EVENT AND UNDER NO CIRCUMSTANCES SHALL EITHER PARTY TO THIS AGREEMENT BE LIABLE TO ANYONE, INCLUDING, WITHOUT LIMITATION TO THE OTHER PARTY, FOR CONSEQUENTIAL OR PUNITIVE DAMAGES FOR ANY ACT OR FAILURE TO ACT UNDER ANY PROVISION OF THIS AGREEMENT EVEN IF ADVISED OF THE POSSIBILITY THEREOF.

C.

Indemnification.

1.

The Corporation shall indemnify and exonerate, save and hold harmless UMBFS from and against any and all claims (whether with or without basis in fact or law), demands, expenses (including reasonable attorney’s fees) and liabilities of any and every nature which the Indemnified Party (as defined below) may sustain or incur or which may be asserted against the Indemnified Party by any person by reason of or as a result of any action taken or omitted to be taken by any prior transfer agent of the Corporation or as a result of any action taken or omitted to be taken by the Indemnified Party in good faith and without negligence or willful misconduct or in reliance upon (i) any provision of this Agreement; (ii) the Prospectus; (iii) any instrument, order or Share certificate reasonably believed by it to be genuine and to be signed, countersigned or executed by any Officer; (iv) any Certificate or other instructions of an Officer; or (v) any opinion of legal counsel for the Corporation or, if approved by the Corporation, for the Indemnified Party.  The Corporation shall indemnify and exonerate, save and hold the Indemnified Party harmless from and against any and all claims (whether with or without basis in fact or law), demands, expenses (including reasonable attorney’s fees) and liabilities of any and every nature which the Indemnified Party may sustain or incur or which may be asserted against the Indemnified Party by any person by reason of or as a result of any action taken or omitted to be taken by the Indemnified Party in good faith in connection with its appointment or in reliance upon any law, act, regulation or any interpretation of the same even though such law, act or regulation may thereafter have been altered, changed, amended or repealed.

2.

UMBFS shall indemnify and hold the Corporation harmless from and against any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability arising out of or attributable to any action or failure or omission to act by UMBFS as a result of the UMBFS’ lack of good faith, negligence or willful misconduct.

3.

The party seeking indemnification under this Section (C) (the “Indemnified Party”) shall not settle any claim, demand, expense or liability to which it may seek indemnity (each, an “Indemnifiable Claim”) without the express written consent of the party against which indemnification is sought (the “Indemnifying Party”).  The Indemnified Party shall notify the Indemnifying Party promptly after receipt of notification of an Indemnifiable Claim, provided that the failure to furnish such notification shall not impair the Indemnified Party’s right to seek indemnification unless the Indemnifying Party is unable to adequately defend the Indemnifiable Claim as a result of such failure, and further provided, that if as a result of the failure to provide timely notice of the institution of litigation a judgment by default is entered, prior to seeking indemnification, the Indemnified Party, at its own cost and expense, shall open such judgment.  The Indemnifying Party shall have the right to defend any Indemnifiable Claim at its own expense, provided that such defense shall be conducted by counsel selected by the Indemnifying Party and reasonably acceptable to the Indemnified Party.  The Indemnified Party may join in such defense at its own expense, but to the extent that it shall so desire the Indemnifying Party shall direct such defense.  The Indemnifying Party shall not settle any Indemnifiable Claim without the express written consent of the Indemnified Party if the Indemnified Party determines that such settlement would have an adverse effect on the Indemnified Party beyond the scope of this Agreement.  In such event, each of the Indemnifying Party and the Indemnified Party shall be responsible for their own defense at their own cost and expense, and such claim shall not be deemed an Indemnifiable Claim hereunder.  If the Indemnifying Party shall fail or refuse to defend an Indemnifiable Claim, the Indemnified Party may provide its own defense at the cost and expense of the Indemnifying Party.  Anything in this Agreement to the contrary notwithstanding, the Indemnifying Party shall not indemnify the Indemnified Party against any liability or expense arising out of the Indemnified Party’s willful misfeasance, bad faith, negligence or reckless disregard of its duties and obligations under this Agreement.

4.

The indemnity and defense provisions provided hereunder shall indefinitely survive the termination of this Agreement.

D.

Records.

1.

UMBFS shall keep such records as are specified in Exhibit D hereto in the form and manner, and for such period, as it may deem advisable and is agreeable to the Corporation but not inconsistent with the rules and regulations of appropriate government authorities, in particular Rules 31a-2 and 31a-3 under the 1940 Act.  UMBFS acknowledges that such records are the property of the Corporation.  UMBFS may deliver to the Corporation from time to time at its discretion, for safekeeping or disposition by the Corporation in accordance with law, such records, papers, and documents accumulated in the execution of its duties as transfer agent and dividend disbursing agent, as UMBFS may deem expedient, other than those which UMBFS is itself required to maintain pursuant to applicable laws and regulations.  The Corporation shall assume all responsibility for any failure thereafter to produce any record, paper, cancelled Share certificate, or other document so returned, if and when required.  The records specified in Exhibit D hereto maintained by UMBFS, which have not been previously delivered to the Corporation pursuant to the foregoing provisions of this paragraph, shall be considered to be the property of the Corporation, shall be made available upon request for inspection by the officers, employees, and auditors of the Corporation, and records shall be delivered to the Corporation promptly upon request and in any event upon the date of termination of this Agreement in the form and manner kept by UMBFS on such date of termination or such earlier date as may be requested by the Corporation.

2.

In case of any requests or demands for the inspection of the shareholder records of the Corporation, UMBFS will endeavor to notify the Corporation promptly and to secure instructions from an Officer as to such inspection.  UMBFS reserves the right, however, to exhibit the shareholder records to any person whenever it receives advice from its counsel that there is a reasonable likelihood that UMBFS will be held liable for the failure to exhibit the shareholder records to such person; provided, however, that in connection with any such disclosure UMBFS shall promptly notify the Corporation that such disclosure is to be made.

3.

UMBFS shall only be responsible for the safekeeping and maintenance of transfer agency records, cancelled certificates, if any, and correspondence of the Corporation created or produced prior to the time of conversion which are under its control and acknowledged in a writing to the Corporation to be in its possession.  Any expenses or liabilities incurred by UMBFS as a result of shareholder inquiries, regulatory compliance or audits related to such records and not caused as a result of UMBFS’ bad faith, willful misfeasance or negligence shall be the responsibility of the Corporation.

E.

Procedures.

1.

At any time UMBFS may apply to an Officer of the Corporation for written instructions with respect to any matter arising in connection with UMBFS’ duties and obligations under this Agreement, and UMBFS shall not be liable for any action taken or permitted by it in good faith in accordance with such written instructions.  Such application by UMBFS for written instructions from an Officer of the Corporation may set forth in writing any action proposed to be taken or omitted by UMBFS with respect to its duties or obligations under this Agreement and the date on and/or after which such action shall be taken.  UMBFS shall not be liable for any action taken or omitted in accordance with a proposal included in any such application on or after the date specified therein unless, prior to taking or omitting any such action, UMBFS has received written instructions in response to such application specifying the action to be taken or omitted.  UMBFS may consult counsel of the Corporation, or upon notice and approval from the Corporation, its own counsel, at the expense of the Corporation and shall be fully protected with respect to anything done or omitted by it in good faith in accordance with the advice or opinion of counsel to the Corporation or its own counsel.

2.

In the event the Corporation issues Share certificates, UMBFS may issue new Share certificates in place of certificates represented to have been lost, stolen, or destroyed upon receiving written instructions from the shareholder accompanied by proof of an indemnity or surety bond issued by a recognized insurance institution specified by the Corporation or UMBFS.  If UMBFS receives written notification from the shareholder or broker dealer that the certificate issued was never received, and such notification is made within 30 days of the date of issuance, UMBFS may reissue the certificate without requiring a surety bond.  UMBFS may also reissue certificates which are represented as lost, stolen, or destroyed without requiring a surety bond provided that the notification is in writing and accompanied by an indemnification signed on behalf of a member firm of the New York Stock Exchange and signed by an officer of said firm with the signature guaranteed.  Notwithstanding the foregoing, UMBFS will reissue a certificate upon written authorization from an Officer of the Corporation.

3.

At the request of an Officer of the Corporation UMBFS will address and mail such appropriate notices to shareholders as the Corporation may direct and provide.

4.

Notwithstanding any of the foregoing provisions of this Agreement, UMBFS shall be under no duty or obligation under this Agreement to inquire into, and shall not be liable for:

(a)

The legality of the issue or sale of any Shares, the sufficiency of the amount to be received therefor, or the authority of the Corporation, as the case may be, to request such sale or issuance;

(b)

The legality of a transfer of Shares, or of a redemption of any Shares, the propriety of the amount to be paid therefor, or the authority of the Corporation, as the case may be, to request such transfer or redemption;

(c)

The legality of the declaration of any dividend by the Corporation, on behalf of a Fund or Funds, or the legality of the issue of any Shares in payment of any stock dividend; or

(d)

The legality of any recapitalization or readjustment of Shares.

ARTICLE VI

TERMINATION

1.

This Agreement shall remain in full force and effect for a period of one year from the date hereof and thereafter shall automatically extend for additional, successive twelve (12) month terms, unless earlier terminated as provided below.  Each party, in addition to any other rights and remedies, shall have the right to terminate this Agreement at any time upon the material breach of this Agreement by the other party.  In the event of a material breach, the non-breaching party shall notify the breaching party in writing of such breach and upon receipt of such notice, the breaching party shall have 45 days to remedy the breach or the non-breaching party may forthwith terminate this Agreement upon the expiration of said period.

2.

Either of the parties hereto may terminate this Agreement by giving to the other party a notice in writing specifying the date of such termination, which shall be not less than 60 days after the date of receipt of such notice.  In the event such notice is given by the Corporation, it shall be accompanied by a copy of a resolution of the Board of Directors of the Corporation, certified by the Secretary or any Assistant Secretary, electing to terminate this Agreement and designating the successor transfer agent or transfer agents.  In the event such notice is given by UMBFS, the Corporation shall on or before the termination date, deliver to UMBFS a copy of a resolution of its Board of Directors certified by the Secretary or any Assistant Secretary designating a successor transfer agent or transfer agents.  In the absence of such designation by the Corporation, the Corporation shall upon the date specified in the notice of termination of this Agreement and delivery of the records maintained hereunder, be deemed to be its own transfer agent and UMBFS shall thereby be relieved of all duties and responsibilities pursuant to this Agreement.  In the event of termination, the Corporation will promptly pay UMBFS all amounts due to UMBFS hereunder.

3.

In the event this Agreement is terminated as provided herein, UMBFS, upon the written request of the Corporation, shall deliver the records of the Corporation on electromagnetic media to the Corporation or its successor transfer agent.  The Corporation shall be responsible to UMBFS for all out-of-pocket expenses and for the reasonable costs and expenses associated with the preparation and delivery of such media, including: (a) any custom programming requested by the Corporation in connection with the preparation of such media; (b) transportation of forms and other Corporation materials used in connection with the processing of transactions by UMBFS on behalf of the Corporation; and (c) transportation of the Corporation’s records and files in the possession of UMBFS.  UMBFS shall not reduce the level of service provided to the Corporation following notice of termination by the Corporation.

ARTICLE VII

MISCELLANEOUS

A.

Notices.

1.

Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Corporation shall be sufficiently given if addressed to the Corporation and mailed or delivered to the President at 225 West Wacker Drive, Suite 2400, Chicago, Illinois, 60606, or at such other place as the Corporation may from time to time designate in writing.  Any notice or other instrument in writing, authorized or required by this Agreement to be given to UMBFS shall be sufficiently given if addressed to UMBFS and mailed or delivered to the General Counsel at 803 West Michigan Street, Suite A, Milwaukee, Wisconsin, 53233, or at such other place as UMBFS may from time to time designate in writing.

2.

The Corporation agrees that prior to effecting any change in the prospectus which would increase or alter the duties and obligations of UMBFS hereunder, it shall advise UMBFS of such proposed change at least 30 days prior to the intended date of the same, and shall proceed with such change only if it shall have received the written consent of UMBFS thereto, which shall not be unreasonably withheld.

B.

Amendments/Assignments.

1.

This Agreement may not be amended or modified in any manner except by a written agreement executed by both parties with the formality of this Agreement.

2.

This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns.  This Agreement shall not be assignable by either party without the written consent of the other party except that UMBFS may assign this Agreement to an affiliate with advance written notice to the Corporation; provided, however, that the personnel of the affiliate have the same or better qualifications and experience as UMBFS.

C.

Wisconsin Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Wisconsin.  If any part, term or provision of this Agreement is determined by the courts or any regulatory authority having jurisdiction over the issue to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid.

D.

Counterparts.  This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original; but such counterparts shall, together, constitute only one instrument.

E.

Back-up Facility.  During the terms of this Agreement, UMBFS shall provide a facility capable of safeguarding the transfer agency and dividend disbursing records of the Corporation in case of damage to the primary facility providing those services (the “Back-Up Facility”).  Transfer of the transfer agency and dividend records of the Corporation to the Back-Up Facility shall commence promptly after damage to the primary facility results in an inability to provide the transfer agency and dividend disbursing services, and shall be completed within 72 hours of commencement.  After the primary facility has recovered, UMBFS shall again utilize it to provide the transfer agency and dividend disbursing services to the Corporation.  UMBFS shall use reasonable efforts to provide the services described in this Agreement from the Back-Up Facility.

F.

Prior Transfer Agent(s).  UMBFS will endeavor to assist in resolving shareholder inquiries and errors relating to the period during which prior transfer agents acted as such for the Corporation.  Any such inquiries or errors which cannot be expediently resolved by UMBFS will be referred to the Corporation.

G.

Captions.  The captions in the Agreement are included for convenience of reference only, and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective corporate officer, thereunto duly authorized and their respective corporate seals to be hereunto affixed, as the day and year first above written.

UMB FUND SERVICES, INC.

ICAP FUNDS, INC.

By:	/s/ Randy Pavlick	By:	/s/ Pamela H. Conroy
	(Signature)		(Signature)

	Randy Pavlick		Pamela H. Conroy
	(Name)		(Name)

	Senior Vice President		Vice President
	(Title)		(Title)

	12-23-02		12-19-02
	(Date Signed)		(Date Signed)

Schedule A

to the

Transfer Agent Agreement

by and between

ICAP  Funds, Inc.

and

UMB Fund Services, Inc.

ICAP Equity Portfolio

ICAP Discretionary Equity Portfolio

ICAP Euro Select Equity Portfolio

ICAP Select Equity Portfolio

EXHIBIT B

SERVICES

♦

Maintenance of shareholder accounts

•

Maintain records for each shareholder account;

•

Scan account documents for electronic storage;

•

Issue customer statements;

•

Record changes to shareholder account information;

•

Maintain account documentation files for each shareholder; and

•

Establish and maintain IRA accounts.

♦

Shareholder servicing and shareholder transactions

•

Respond to written and telephone (recorded line) inquiries from shareholders for information about their accounts;

•

Process shareholder purchase and redemption orders, including those of automatic investment and systematic withdrawal plans;

•

Set up account information, including address, dividend options, taxpayer identification numbers and wire instructions;

•

Issue transaction confirmations;

•

Process transfers and exchanges; and

•

Process dividend and capital gain distributions by check, wire or ACH or purchase new shares through dividend reinvestment.

•

Tax Reporting

♦

Compliance reporting and proxy processing

•

Provide required reports to the Securities and Exchange Commission, the National Association of Securities Dealers and the states in which each fund is registered;

•

Prepare and distribute required Internal Revenue Service forms relating to earned income and capital gains to fund and shareholders;

•

Issue tax withholding reports to the Internal Revenue Service; and

♦

Dealer/load processing (if applicable)

•

Provide dealer access through NSCC’s FundSERV;

•

Provide reports for tracking Rights of Accumulation and purchases made under Letters of Intent;

•

Account for separation of shareholder investments from transaction sale charges for purchases of fund shares;

•

Calculate fees due under 12b-1 plans for distribution and marketing expenses; and

•

Track sales and commissions by dealer and provide for payment of commissions on direct shareholder purchases in load funds.

♦

Telephone service representatives on-line access

•

Respond to shareholder or dealer inquiries related to:

•

Account registration;

•

Share balances;

•

Account options;

•

Dividend and capital gain distribution status;

•

Withholding status;

•

Transaction dates and types;

•

Shares traded;

•

Social security number/tax ID number;

•

External account number;

•

Address;

•

Customer or account type;

•

Dealer, branch and rep information;

•

Dollars available/not available in the account;

•

Shares purchased/redeemed today;

•

Dividend accrual, current dividend period; and

•

Market value of shares.

♦

Standard reports

•

Shareholder base analysis (monthly)

•

New account listing (weekly)

•

Purchases, redemptions, exchanges (monthly)

•

Servicing summary (monthly)

•

Commission and 12b-1 reports for load funds (monthly)

♦

Specialized needs

•

Front-end load calculations*

•

Back-end load calculations*

•

12b-1 fee calculations*

•

LOI/ROA processing*

•

Asset allocation and re-allocation processing in real time*

•

Multiple account look-up options

•

Cross-fund account queries

•

Cross-account queries

•

On-line transaction list

•

Comprehensive reporting by various criteria*

•

Consolidated statements

•

Duplicate statements to third parties

•

Multiple address option

•

Labels to all shareholders or selected groups*

•

Mail, process and tabulate proxies*

•

Broker-dealer reporting

•

Remote system access*

•

Cross-fund dividend reinvestment

•

User-defined transaction descriptions

•

User-defined transaction rules

•

Fund-level processing options

•

Systematic withdrawals

•

Automatic periodic purchases and automatic investment plans

•

Correspondence system capabilities

*available at additional cost

Schedule C

to the

Transfer Agent Agreement

by and between

ICAP  Funds, Inc.

and

UMB Fund Services, Inc.

FEE SCHEDULE

•

Base fees

Type of Fund	Annual Shareholder Account Fee Open/Closed	Minimum Annual Fee Per Fund
		0 to 249 shareholders	more than 250 shareholders

Equity	$18.00/$3.00	$17,000	$20,000

The base fee assumes a single class of shares, no load, no 12b-1 plan, availability of automatic investment plans and systematic withdrawal plans, quarterly or less frequent dividend distributions for equity funds, annual capital gains distributions, and includes all standard reports.

•

Additional fees to be added to base fee

Type of Service or Fund Function	Annual Shareholder Account Fee	Minimum Annual Fee per Fund

12b-1 plan	$1.00	$1,000
Multiple class		25% of base fee minimum (per class)

•

One-time set-up fees

New funds set up (per fund)

$2,000

NSCC Fund/SERV and Networking set-up (per fund group)

2,500

Remote access set-up (per location)

500

Voice Response Unit (VRU) set-up

2,000

•

Account maintenance and processing fees

(per occurrence)

Omnibus account transaction

$2.50

Certificate issuance

$4.00

Locating lost shareholders

$8.00

•

Out-of-pocket expenses

Per statement confirmation and check processing

$0.25

Per tax form processing

$0.15

Per label printing for proxy or marketing purposes

$0.05

Production of ad hoc reports

starting at $100

Bulk mailings/insert handling charge

*

1 insert

$0.06

*

2 – 3 inserts

$0.08

*

4 or more inserts

as quoted

Bank account service fees and any other bank charges

at cost

Statement paper, check stock, envelopes, tax forms

at cost

Postage and express delivery charges

at cost

Telephone and long distance charges

at cost

Fax charges

at cost

P.O. box rental

at cost

800-phone number

at cost

Inventory and records storage

at cost

Fund/SERV charges

at cost

Monthly remote access user charges

*

First user and password

$250

*

Additional users and passwords (each)

$100

Remote access line charge

at cost

•

Additional fees

(which may be passed on to shareholders)

Outgoing wire fee

varies by bank

Account transcripts older than 2 years (per year, per fund)

$5.00

Non-sufficient funds

varies by bank

IRA/SEP/SIMPLE/403(b) processing

*

Annual maintenance or custodial fee (per account)

$15.00

*

Account termination (transfer or rollover)

$15.00

Custom programming

Additional fees may apply for special programming to meet your servicing requirements or to create custom reports.

EXHIBIT D

RECORDS MAINTAINED BY UMBFS

Account applications

Cancelled certificates plus stock powers and supporting documents

Checks including check registers, reconciliation records, any adjustment records and tax withholding documentation

Indemnity bonds for replacement of lost or missing stock certificates and checks

Liquidation, redemption, withdrawal and transfer requests including stock powers, signature guarantees and any supporting documentation

Shareholder correspondence